ARTHUR ANDERSEN LLP




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Glasgal Communications, Inc.:


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 2, 1996 in Glasgal Communications, Inc. Form 10-K for the year ended April 30, 1996 and to all references to our Firm included in this registration Statement.


                                       /s/ Arthur Andersen LLP



Roseland, New Jersey
February 12, 1997